AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
FEDEX DISTRIBUTION FACILITIES – 4 PACK
THIS AGREEMENT (“Agreement”) is made and entered into as of the Effective Date by and between AMERICAN REALTY CAPITAL II, LLC (“Buyer”), and Setzer Properties, LLC (“Seller”).
BACKGROUND
A.    Seller is an affiliate of each of the entities listed on Exhibit A1 attached hereto (such entities listed on Exhibit A1 being referred to herein individually as an “Affiliate” or “Seller’s Affiliate”, and two or more being referred to herein collectively as the “Affiliates”).
B.    Buyer desires to purchase the Property and Seller desires to sell the Property to Buyer on the terms and conditions set forth in this Agreement.

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)    “Broker” shall mean Guy Ponticiello/Jones Lang LaSalle, acting as Seller’s agent.
(b)     “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to the extension set forth in Section 10 hereof, on December 30, 2011 but in no event earlier than two (2) days after the last day of the Due Diligence Period (as defined herein). The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent (or if both Buyer and Seller agree, to Buyer’s and/or Seller’s counsel) prior to the date of Closing.
Notwithstanding the foregoing, with respect to the Property located in Parkersburg, WV, if as of the Effective Date Tenant has not accepted possession of the Property and commenced payment of rent pursuant to the Lease, then Closing will occur on the thirtieth (30th) day following the occurrence of all of the following (collectively, the “Completion of Construction”): (i) completion of construction of improvements on the Property and delivery to Buyer of the punch-list of work to be completed by landlord under the Lease as approved by Tenant (the “Punch-List”), (ii) Tenant accepting possession of the Property pursuant to the Lease, Tenant commencing actual payment of rent pursuant to the Lease (and not just the obligation to pay rent where rent is withheld by Tenant in escrow as security for completion of punch list items), and Tenant opening for normal business operations, (iii) the date on which Seller delivers to Buyer documentation reasonably acceptable to Buyer evidencing the completion of construction of improvements on the Property in accordance with approved plans and specifications and (iv) the issuance and delivery to Buyer (or, as required by the Lease, to Tenant) of all permits, approvals and a permanent certificate of occupancy required for the lawful occupancy of the Property and use thereof for the purposes contemplated by Tenant.
(c)    “Due Diligence Period” with respect to all Properties other than the Property located in Parkersburg, WV, shall mean the period beginning upon the Effective Date and extending until 11:59 PM EST on the date that is twenty-one (21) days thereafter. Seller shall deliver to Buyer all of the Due Diligence Materials within five (5) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period and the Closing Date shall be extended by one (1) business day.
(d)    “Due Diligence Period” with respect to the Property located in Parkersburg, WV, shall mean (i) the period beginning upon the Effective Date and extending until 11:59 PM EST on the date that is twenty-one (21) days thereafter with respect to diligence that can be completed prior to delivery of an as-built survey (including but not limited to the Lease, the Ground Lease, site plans, environmental and title), and (ii) the period beginning upon the date that Seller delivers to Buyer a certificate of substantial completion from Seller’s architect for the Property (“Substantially Complete”) in accordance with the Lease and extending until 11:59 PM EST on the date that is twenty-one (21) days thereafter with respect to diligence that can only be completed after delivery of an as-built survey and a certificate of substantial completion (including but not limited to zoning reports, permits and approvals, engineering and physical condition reports, service contracts and warranties and any title matters that require a final as-built survey). Seller shall deliver to Buyer all of the Due Diligence Materials within five (5) business days after the Effective Date or the date that the Property is Substantially Complete, as applicable, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period and the Closing Date shall be extended by one (1) business day.
(e)    “Earnest Money” shall mean Five Hundred Thousand Dollars ($500,000.00). The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.
(f)     “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer shall be the “Effective Date” of this Agreement.
(g)    “Escrow Agent” shall mean Chicago Title Insurance Company, whose address is Suite 1325, 1515 Market Street, Philadelphia, PA 19102-1930, Attention: Edwin G. Ditlow, Telephone: 215-875-4184; Telecopy: 215-732-1203; E-mail: ditlowE@ctt.com. The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Commitment and Title Policy, (y) preparation of the closing statement, and (z) collections and disbursement of the funds.
(h)    “Guarantor” shall mean FedEx Corporation.
(i)    “Guaranty” or “Guaranties” shall mean those certain guaranties of each of the Leases executed by Guarantor.
(j)    “Lease” or “Leases” shall mean those certain Leases described on Exhibit A2 attached hereto and made a part hereof and referred to in Section 6(b)(i) of this Agreement between Seller or Seller’s Affiliates, as landlord, and FedEx Freight West, Inc., FedEx Freight, Inc., FedEx Freight East, Inc., and FedEx Freight, Inc. as tenant (“Tenant”), as amended.
(k)     “Property” shall collectively mean:
(i)    with respect to those certain parcels of real property, all of which are listed on Exhibit A2 as being Fee Simple, (A) all right, title and interest of the Affiliates, if any, in and to the land lying in the bed of any street or highway in front of or adjoining such real property, and all appurtenances and all the estate and rights of the Affiliates, if any, in and appurtenant to such parcels of real property, including, without limitation, all appurtenant easements and rights-of-way, and Buildings (as hereinafter defined) and all other improvements thereon, and all air and subsurface rights appurtenant to such parcels of real property, as the case may be (such parcels of real property, together with all such rights and appurtenances, being collectively referred to herein as the “Land”); (B) all of the buildings and improvements (each individually called a “Building” and collectively called the “Buildings”) situated on the Land; (C) all right, title and interest of the Affiliates, if any, in and to the lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems used in connection with the Land and the Buildings, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Land together with all personal property (other than furniture, equipment not necessary to operate the Buildings or building systems and not permanently affixed to the Buildings or Land, trade fixtures and inventory) owned by the Affiliates and located on the Land or on and/or in the Buildings (collectively, the “Personal Property”); (D) all right, title and interest of the Affiliates in and to all warranties and guaranties respecting the Buildings and Personal Property; (E) to the extent not otherwise described in subsection (i), all right, title and interest of the Affiliates in and to all leases respecting the Buildings and Personal Property, including, without limitation, all prepaid rent or security or other deposits thereunder; (F) all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Land and the Buildings, to the extent they exist and are transferable and assignable; and (G) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Land. Any references to “Property” in the singular, such as references to “a Property” or “each Property”, refer to an individual parcel of Land and all matters described in (B)-(G) in connection with such Land.
(ii)    the rights of Seller as Ground Lessee under the ground lease covering that certain real property which is listed on Exhibit A2 as being a Ground Lease (the “Ground

Lease”) together with all right, title and interest of Seller in all buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (A) all right, title and interest of Seller under the Ground Lease and Lease and all security deposits (if any) that Seller is holding pursuant to the Lease; (B) all right, title and interest of Seller in all machinery, furniture, equipment and items of personal property of Seller attached or appurtenant to, or located on the Property or the Improvements (collectively, the “Personalty”); (C) all right, title and interest of Seller, if any, to any unpaid award for (1) any taking or condemnation of the Property or any portion thereof, or (2) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (D) all right, title and interest of Seller in all easements, licenses, rights and appurtenances relating to any of the foregoing; and (E) all right, title and interest of Seller in and to any warranties, tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Ground Lease and/or the Improvements, but expressly excluding any such property to the extent owned by Tenant (the “Intangible Property”).
(a)     “Purchase Price” shall mean the amount listed for each Property as set forth opposite the designation of such Property on Exhibit A1 attached hereto. The Purchase Price is based on the capitalization rates and the rents set forth on Exhibit A2. If the rents on the Closing Date are not the same as set forth on Exhibit A2, the Purchase Price shall be adjusted accordingly.
(b)    Seller and Buyer’s Notice address
(i)    “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
Setzer Properties Commerce City, LLC
Brett Setzer
858 Contract Street
Lexington, KY 40505
Tel. No.: (859)255-7901
Email: bsetzer@brettcon.com

And to:
Jeff Jefferson
Frost Brown Todd LLC
250 W. Main Street
Lexington, KY 40507
Tel. No.: (859)244-3266
Email: jjefferson@fbtlaw.com

(ii)    “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
William Kahane
American Realty Capital II, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: (215) 887-3054
Fax No.: (646) 861-7751
Email: wkahane@arlcap.com

And to:
Jesse Galloway
American Realty Capital II, LLC
405 Park Avenue, 15th Floor
New York, NY 10022
Tel. No.: (212) 415-6516
Fax No.: (646) 861-7751
Email: jgalloway@arlcap.com

And Due Diligence Materials (if provided by email) to:
duediligence@arlcap.com

With hard copies and/or cds to:
James A. (Jim) Mezzanotte
American Realty Capital, LLC
202 E Franklin Street
Monroe, NC 28112
Tel. No.: (212) 415-6570
Fax No.: (212) 415-6507
Email: jmezzanotte@arlcap.com
2.    Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell, or Seller shall cause Seller’s respective Affiliate to sell, to Buyer the Property for the Purchase Price set forth above. Seller agrees that it shall cause its Affiliates to perform all of the obligations of “Seller” hereunder with respect to the Property or Properties owned by such Affiliate as set forth on Exhibit A1 provided that this shall not release Seller from the obligations of the “Seller” under this Agreement.
3.    Purchase Price.
(a)    The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.
(b)    In the event this Agreement is terminated for any reason pursuant to the terms hereof with respect to one or more Properties, this Agreement shall continue in full force and effect with respect to the remaining Properties and the Purchase Price shall be reduced by the amount shown on Exhibit A1 with respect to such terminated Property or Properties.
4.    Proration of Expenses and Payment of Costs and Recording Fees.
(a)    All real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively “Taxes and Assessments”) due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing. There shall be no closing adjustments between the parties for Taxes and Assessments not yet due and payable at Closing unless Tenant is not responsible for all such Taxes and Assessments due in accordance with the provisions of the Leases.
(b)    All rents shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing (provided that the Purchase Price is available to Seller no later than 2:00 p.m. on the Closing Date, otherwise Seller shall be entitled to such rent) through and including the last day of the calendar month in which the Closing Date occurs; provided, however, if the Closing Date shall occur within ten (10) days of the end of the month in which Closing occurs, Buyer and Seller agree that Buyer shall be credited with the following month’s rent at Closing and Seller shall be entitled to all rents that are attributable to the month following the month in which the Closing Date occurs and Buyer agrees to the extent that it receives any rent attributable to such month which was adjusted at Closing, it will refund such amount to Seller as soon as reasonably possible.
(c)    Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as “Seller’s Closing Costs”:
(i)100% of all Owner’s Title Insurance policy premiums, including search costs and any standard and customary endorsements issued in connection with such policies; provided, that Buyer will cooperate with Seller to minimize the cost of the same;

(ii)Transfer taxes and conveyance fees on the sale and transfer of the Property;

(iii)Broker’s commission payments (for both leasing and sales commissions earned), in accordance with Section 24 of this Agreement; and

(iv)All fees relating to the granting, executing and recording of the Deed for each Property and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.
(d)    Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer’s Closing Costs”:
(i)all costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax; and

(ii)Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations.

(e)    Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
5.    Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to each Property (other than the Property located Parkersburg, WV) by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).
6.    Examination of Property. Seller and Buyer hereby agree as follows:
(a)    Buyer shall order a title commitment (the “Title Commitment”) from Escrow Agent, a survey and a zoning report for the Property promptly after the date hereof. All matters shown in the Title Commitment, survey or zoning report (“Title Matters”) with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include any mechanic’s lien or any monetary lien, or any deeds of trust, mortgage, or other loan documents secured by the Property, (collectively, “Liens”). Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). Seller agrees to remove or cure any objections of Buyer which are submitted to Seller in writing and are of a nature that are capable of being cured with reasonable efforts prior to Closing. Seller shall have no obligation to cure any Title Matter objected to, except for any Liens, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within five (5) business days following receipt of Buyer’s objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller’s notice, upon which termination the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Buyer or by the

Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). If Seller does not remove or cure such Objection prior to the date of Closing, Buyer may terminate this Agreement, in which case the Earnest Money shall be returned to Buyer, and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.
(b)    Within five (5) days following the commencement of the Due Diligence Period, Seller shall provide to Buyer copies of the following documents and materials pertaining to each Property to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel: (i) a complete copy of all leases affecting the Property and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property; (iv) a copy of Seller’s title insurance commitments and policies relating to the Property; (v) a copy of the certificate of occupancy and zoning reports for the Property; and of all governmental permits/approvals; (vi) a copy of all environmental, engineering and physical condition reports for the Property; (vii) copies of the Property’s real estate tax bills for the current and prior two (2) tax years or, if the Property has been owned by Seller for less than two (2) tax years, for the period of ownership; (viii) a copy of each tenant sales reports for the previous twenty four (24) calendar months; (ix) the operating statements of the Property for the twenty four (24) calendar months immediately preceding the Effective Date or if the Tenant has been operating for less than twenty-four (24) months, for the period of operation; (x) all service contracts and insurance policies which affect the Property, if any; (xi) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any roof warranties; and (xii) a written inventory of all items of personal property to be conveyed to Buyer, if any (the “Due Diligence Materials”). Seller shall deliver any other documents relating to each Property reasonably requested by Buyer, to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel, within three (3) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenant under the Lease; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with Tenant in connection with Buyer’s due diligence. Upon signing this agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement as to any Property by giving written notice thereof to Seller prior to the expiration of the applicable Due Diligence Period, in which event this Agreement shall become null and void with respect to such Property, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.
(c)    Within five (5) days following the commencement of the Due Diligence Period, Seller shall request Estoppel Certificates certified to Buyer, the Approved Assignees and their Lender, successors and assigns (and simultaneously provide Buyer with a copy of such request) and a Waiver of Tenant’s right of first refusal. It shall be a condition of Closing that Seller shall have obtained an estoppel certificate from Tenant in the form required by the Lease and will use commercially reasonable efforts to obtain the form attached hereto as Exhibit F for each Property (the “Tenant Estoppel Certificate”), an estoppel certificate from Guarantor substantially in the form attached hereto as Exhibit G1 for each Property (the “Guarantor Estoppel Certificate”), and an estoppel certificate from Ground Lessor substantially in the form attached hereto as Exhibit G2 for the Ground Lease Property (the “Ground Lessor Estoppel Certificate”) and Seller shall use commercially reasonable good faith efforts to obtain the same. Seller shall promptly deliver to Buyer photocopies or pdf files of the executed estoppel certificates when Seller receives the same.
(d)    Seller shall use commercially reasonable good faith efforts to obtain a subordination, non-disturbance and attornment agreement from Tenant (the “SNDA”), which SNDA shall be consistent with the provisions of Section 29 of the Lease.
(e)    Seller shall use commercially reasonable good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer.
7.    Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking with respect to any Property, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of any Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenant has a right of termination or abatement of rent under the Lease for such Property, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $500,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement with respect to each such Property by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination a proportionate part of the Earnest Money shall be returned to the Buyer in accordance with the Deposits as set forth on Exhibit A1 and neither party hereto shall have any further rights, obligations or liabilities under this Agreement with respect to such Property, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement with respect to any such Property or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
8.    Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
(a)    If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a) if Buyer delivers a notice to Escrow Agent stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.
(b)    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

9.    Default
(a)    In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer is in material default of any of its obligations undertaken in this Agreement, or in the event of the failure of a condition precedent set forth in Section 14 of this Agreement, then in either case Seller shall be entitled to elect, as its sole and exclusive remedy, any one (1) of the following: (i) if Buyer is willing to proceed to Closing, waive such default or condition precedent and proceed to Closing in accordance with the terms and provisions hereof; (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller’s sole remedy, or (iii) by notice to Buyer given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”), and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Seller so extends the Closing Date, then Buyer may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Buyer does not cause said conditions to be satisfied during the Closing Extension Period, then Seller shall have the remedies set forth in Section 9(a)(i) through (ii) above except that the term “Closing” shall read “Extended Closing” . Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.
(b)    In the event that Buyer is ready, willing and able to close in accordance with the terms and provisions hereof, and Seller is in material default of any of its obligations undertaken in this Agreement, or in the event of the failure of a condition precedent set forth in Section 13 of this Agreement, with respect to any or all of the Properties, then in either case Buyer may elect, as its sole and exclusive remedy, any one (1) of the following: (i) if Seller is willing to proceed to Closing, waive such default or condition precedent and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money shall be refunded to Buyer, and if Seller is in material default of any of its obligations undertaken in this Agreement, Seller shall pay to Buyer all of the reasonable, documented out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement in an amount not to exceed $15,000.00, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for the Closing Extension Period, and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If

Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b)(i) through (iii) above except that the term “Closing” shall read “Extended Closing”.
(c)    In the event that Improvements with respect to the Property located in Parkersburg, WV are not Substantially Complete in accordance with the terms of the Lease and Tenant has not commenced paying rent on or before April 1, 2012, then Buyer shall: (i) have the absolute right to terminate this Agreement with respect to such Property, at which time the Escrow Agent shall return the Deposit related to such Property to Buyer, and Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement in an amount not to exceed $15,000.00, which return and payment shall operate to terminate this Agreement with respect to such Property and release Seller and Buyer from any and all liability hereunder with respect to such Property, except those which are specifically stated herein to survive any termination hereof; or (ii) have the right, but not the obligation, to assume completion of the construction of the Improvements by written notice to Seller, and upon such written notice of assumption by Buyer, Buyer thereafter shall have the right and obligation to complete the Improvements. In the event that Buyer assumes completion of construction in accordance with the foregoing, Seller shall reimburse Buyer for Buyer’s out of pocket cost and expenses incurred in connection with completion of construction pursuant to the construction contract, including reasonable third party fees for development supervision, out of the Closing proceeds, if such proceeds are sufficient and if not sufficient, Seller shall pay the difference to Buyer at Closing.
10.    Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer with respect to each Property as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents for each Property:
(a)    With respect to the Fee Simple Properties, a Special Warranty Deed in the form attached hereto as Exhibit B1;
(b)    With respect to the Ground Lease Property an Assignment and Assumption of Ground Lease in the form attached hereto as Exhibit B2 together with the written consent of the Ground Lessor to the Assignment;
(c)    An Assignment and Assumption of Lease and Guaranty, in the form attached hereto as Exhibit C;
(d)    A Bill of Sale for the personal property, if any, in the form attached hereto as Exhibit D;
(e)    An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;

(f)    An original Tenant Estoppel Certificate dated no earlier than 30 days prior to the date of Closing. In addition, the business terms of the Tenant Estoppel Certificate must be in accordance with and not contradict the Lease. If the Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder have not been delivered to Buyer previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to the Tenant Estoppel;
(g)    To the extent obtained by Seller, estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer;
(h)    An original Guarantor Estoppel Certificate dated no earlier than 10 days prior to the date of Closing;
(i)    A settlement statement prepared by Escrow Agent setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(j)    All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;
(k)    Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;
(l)    A closeout book including an assignment of the warranties set forth on Exhibit I and the Contractors Warranty set forth on Exhibit J;
(m)    A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non foreign status of Seller;
(n)    An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;
(o)    An original SNDA fully executed and notarized by Tenant;
(p)    Letter to Tenant in form of Exhibit H attached hereto;
(q)    A copy of the Punch-List if any;
(r)    An architect’s certificate certifying that the Property has been constructed in accordance with the approved plans and specifications;
(s)    A certificate of insurance or other evidence reasonably satisfactory to Buyer memorializing and confirming that Tenant is then maintaining policies of insurance of the types and in the amounts required by the Lease; and
(t)    Such other instruments as are reasonably required by Buyer or Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.
At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b), (c), (i) and (t) above. Buyer shall have the right to advance the Closing upon five (5) days prior written notice to Seller; provided that all conditions precedent to both Buyer’s and Seller’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a one time right to extend the Closing for up to fifteen (15) days upon written notice to Seller to be received by Seller on or prior to the date scheduled for the Closing. If Buyer timely exercises this right to extend, any document that Seller is obligated to provide that is “time sensitive” does not need to be provided again by Seller. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.    Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller and each Affiliate (collectively referred to in this Section 11 as Seller) makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date with respect to the applicable Property:
(a)    Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;
(b)    Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;
(c)    Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Ground Lease and the Lease;

(d)    Except for violations cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations;
(e)    With respect to the Fee Simple Property Seller has fee simple title to the Property which at the Closing will be free and clear of all liens and encumbrances except for Permitted Exceptions and Seller is the sole owner of the entire lessor’s interest in the Lease. The Property constitutes one or more separate tax parcels for purposes of ad valorem taxation;
(f)    With respect to the Leases: (i) the Leases forwarded to Buyer under Section 6(b)(i) are true, correct and complete copies of the Leases; (ii) the Leases are in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Leases or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) the rent for each Property is as set forth on Exhibit A2;
(g)    There are no occupancy rights, leases or tenancies affecting the Property other than the Lease. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(h)    Seller shall provide to Buyer at Closing an excise tax lien waiver or such other reasonably obtainable instruments evidencing compliance with laws or payment of taxes to the extent required by the law of the relevant state, or an indemnification from a party reasonably acceptable to Buyer for any resulting liability with respect to the period prior to the Closing;
(i)    To Seller’s actual knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller’s actual knowledge, there are no underground storage tanks located on the Property;
(j)    Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”).
The representations and warranties of Seller shall survive Closing for a period of six (6)

months.
12.    Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:
(a)    Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
The representations and warranties of Buyer shall survive Closing for a period of six (6) months.
13.    Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to each Property, shall be subject to compliance by Seller or Affiliate, as the case may be, with the following conditions precedent for such Property on and as of the date of Closing:
(a)    Seller shall deliver to Buyer or Escrow Agent on or before the Closing the items required to be delivered by Seller as set forth in Section 10 above;
(b)    Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);
(c)    Buyer shall have received a valid and permanent final certificate of occupancy (or the equivalent thereof) for the Property;
(d)    Tenant shall be in possession of the premises demised under the Leases, open for business to the public and paying full and unabated rent under the Leases and Tenant shall not have assigned or sublet any of the Property;

(e)    The representations and warranties of Seller contained in this Agreement shall have been true in all material respects when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;
(f)    Seller shall have delivered to Buyer a written waiver by Tenant of any right of first refusal, right of first offer or other purchase option that Tenant has pursuant to the Leases to purchase the Property from Seller; and
(g)    Seller shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval.
In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement.
14.    Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:
(a)    Buyer shall deliver to Seller or Escrow Agent on or before the Closing Date the remainder of the Purchase Price;
(b)    Buyer shall deliver to Seller or Escrow Agent on or before the Closing the items required to be delivered by Buyer as set forth in Section 10 above; and
(c)    The representations and warranties of Buyer contained in this Agreement shall have been true in all material respects when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.
In the event that the foregoing conditions precedent have not been satisfied as of Closing, Seller shall have the rights and remedies set forth in Section 9(a) of this Agreement.
15.    Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing,

Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.    Seller Covenants. Seller agrees that Seller and/or each Affiliate with respect to each Property: (a) shall continue to operate and manage the Property in the same manner in which Seller has previously operated and managed the Property or shall use good faith efforts to complete construction of the Improvements in a prompt and timely manner; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain each Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion: (i) amend the Leases in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to any Property; (ii) consent to an assignment of the Leases or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Leases nor release any guarantor of or security for the Leases unless required by the express terms of the Leases; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of any Property, whether insured or not.
17.    Post-Closing Covenants. For a time period of (a) one (1) year after the date that constitutes completion of construction under the Lease with respect to the Property located in Parkersburg, WV, and (b) the Closing Date through May 29, 2012 with respect to the Property located in Belmont, NH, for purposes of any Landlord Warranties or responsibilities with respect to repairs and maintenance, Seller shall be and remain responsible for such repairs and maintenance and completing any warranty work or curing any related defaults by the landlord under the Lease. Seller further agrees that it will remain adequately capitalized in a manner such that Seller shall have sufficient funds in order to comply with its obligations as described in this Section 17. In the event that Seller fails to comply with said cure and warranty obligations, Buyer may, after giving thirty (30) days written notice to Seller and Seller having failed to commence and diligently pursue to completion curative action within said time period, proceed to remedy such default on its own and shall have recourse against Seller for any expenses incurred thereby. Neither payment nor acceptance of the Purchase Price nor any provision in this Agreement will be deemed to constitute a waiver by Buyer of Seller’s responsibility under this Section. This Section shall survive the Closing. The obligations of Seller pursuant to this Section shall continue beyond the one-year period specified herein as to warranty work or the curing of any defaults required by the landlord pursuant to the Lease if such defect or default is discovered during the one-year warranty period and is not cured by the Seller within that one-year warranty period. In other words, defects or defaults which arise or exist prior to the date of expiration of the one-year warranty period must be cured and corrected by the Seller even though the curing or corrective action may not be commenced or completed until after the date of expiration of the one-year warranty period.
The parties shall deposit into escrow with Escrow Agent pursuant to an escrow agreement reasonably acceptable to Seller and Buyer (the “Escrow Agreement”) a portion of the Purchase Price equal to 135% of the estimated cost of completing the Punch-List items for the Property located in Parkersburg, WV, which estimate shall be reasonably acceptable to Buyer (the “Construction Escrow Deposit”). After Closing, Seller shall complete all Punch-List items until accepted by Tenant, and the Escrow Agreement shall provide: (i) that Seller will have ninety (90) days to complete the Punch-List items to Tenant’s and Buyer's reasonable satisfaction; (ii) once so completed, the full amount of the Construction Escrow Deposit will be paid to Seller; and (iii) if Seller fails to complete all of the Punch-List items within said 90-day period, then Buyer shall have the right to complete the repair and receive payment of the cost thereof from the Construction Escrow Deposit and any unused portion of the Construction Escrow Deposit shall be paid to Seller.
18.    Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.
19.    Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.
20.    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law
21.    No Representations or Warranties. Buyer hereby acknowledges, understands and agrees that it has an opportunity to inspect the Property as set forth in Section 6 herein, and except as expressly set forth in this Agreement, the Property shall be conveyed at Closing to Buyer in “as-is” condition with no representation or warranties whatsoever.
22.    Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.
23.    Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.
24.    Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.
25.    Assignment. Buyer may assign its rights under this Agreement, provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Buyer is entering into this Agreement for and on behalf of related special purpose entities as set forth on Exhibit A1 (each an “Approved Assignee”) and intends to assign each respective Approved Assignee its rights hereunder prior to Closing.
26.    Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action.
27.    Time of the Essence. Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.
28.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.
29.    Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).
30.    Several and Not Joint. The representations, warranties, covenants and agreements of Seller and each Affiliate contained herein and/or in any Exhibit hereto shall be construed on a several and not joint basis with respect to each such party and each Property; it being understood that no Affiliate makes any representation, warranty, covenant or agreement relating to any Property other than the Property owned or leased by such Affiliate. In the event of any breach of a representation, warranty, covenant or agreement by any Affiliate or relating to any Property, none of the other Affiliates or other Properties shall have any liability therefor.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:                        SELLER:

AMERICAN REALTY CAPITAL II, LLC, a Delaware limited liability company By: Name: Title: Date:	SETZER PROPERTIES, LLC a Kentucky limited liability company By: Name: Title: Date:

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE DEPOSIT.
ESCROW AGENT:
CHICAGO TITLE INSURANCE COMPANY
By:
Name:
Title:
Date:

JOINDER

The undersigned, being the Affiliates identified in the foregoing Agreement, hereby join in the execution of the Agreement with the intention of being legally bound hereby and agree to execute and deliver a Deed or an Assignment and Assumption of Ground Lease, as applicable, as required under the terms of the Agreement with respect to the Property set opposite the name of the Affiliate on Exhibit “A1” to the Agreement.

SETZER PROPERTIES COMMERCE CITY, LLC

By: _________________________

SETZER PROPERTIES BNH, LLC

By: ________________________

SETZER PROPERTIES KINGSPORT, LLC

By: _________________________

SETZER PROPERTIES PKB, LLC

By: _________________________

EXHIBITS
Exhibit A1    -    List of Properties
Exhibit A2     -    List of Leases and Rents
Exhibit B1    -    Form of Special Warranty Deed
Exhibit B2    -    Form of Assignment and Assumption of Ground Lease
Exhibit C    -    Form of Assignment and Assumption of Lease and Guaranty
Exhibit D    -    Form of Bill of Sale
Exhibit E    -    Form of Assignment of Contracts, Permits, Licenses and Warranties
Exhibit F    -    Form of Tenant Estoppel
Exhibit G1    -    Form of Guarantor Estoppel
Exhibit G2    -    Form of Ground Lessor Estoppel
Exhibit H    -    Form of Tenant Notice
Exhibit I    -    Warranties
Exhibit J    -    General Contractor Warranty

EXHIBIT A1
LIST OF PROPERTIES

FedEx Freight - 4-Pack
Owner Name	City	ST	Acres	Bldg. sq.ft.	Approved Assignee	Deposit	Purchase Price
Setzer Properties Kingsport, LLC	Lexington	KY	17	33,080	ARC3 FEBVLTN001, LLC	$125,000	$6,316,726
Setzer Properties Commerce City, LLC	Lexington	KY	68	178,000	ARC3 FECMCCO001, LLC	$125,000	$36,510,575
Setzer Properties BNH, LLC	Lexington	KY	4.9	11,111	ARC3 FEBMTNH001, LLC	$125,000	$2,990,284
Setzer Properties PKB, LLC	Lexington	KY	15.4	13,333	ARC3 FEPBGWV001, LLC	$125,000	$4,354,979

Totals				235,524		$500,000	$50,172,564

EXHIBIT A2
LIST OF LEASES AND RENTS

FedEx Freight - 4-Pack
Tenant Name	Address	City	ST	Lease Start Date	Lease Term Date	Initial Rent	Ownership Type	Cap Rate
FedEx Freight East, Inc.	2056 Muddy Creek Road	Blountville	TN	4/23/2009	3/31/2024	$476,208	Fee Simple	7.54%
FedEx Freight West, Inc.	931 Willow Court	Commerce City	CO	2/12/2008	2/11/2023	$2,707,128	Fee Simple	7.41%
FedEx Freight, Inc.	23 Industrial Drive	Belmont	NH	6/10/2011	6/9/2026	$226,164	Fee Simple	7.56%
FedEx Freight, Inc.	Wood County Airport Industrial Park	Parkersburg	WV	3/1/2012	2/28/2027	$328,356	Ground Lease	7.54%

				Totals		$3,737,856

EXHIBIT B1
FORM OF SPECIAL WARRANTY DEED
[Subject to Local Counsel Review]
This document prepared by:
(and return to:)
___________________________
___________________________
___________________________
___________________________

Tax Parcel No. ______________________________
SPECIAL WARRANTY DEED
THIS INDENTURE, made on the _____ day of ______________, 2011, by and between ___________________________________, a ___________________________ ("Grantor"), and ________________________________________, a ______________, whose address is ________________________________ ("Grantee")
W I T N E S S E T H:
THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of ____________, State of _____________, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon.
TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any ways appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming under or through Grantor, but not otherwise.

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.
GRANTOR:

By:
                        Name:
                        Its:

[ACKNOWLEDGMENT]

Exhibit A to Special Warranty Deed
Description of Property

EXHIBIT B2
FORM OF ASSIGNMENT AND ASSUMPTION OF GROUND LEASE
Setzer Properties PKB, LLC ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to that certain Ground Lease dated _________________________________, between _______________, as Lessor, and Assignor, as Lessee, (as amended from time to time, the “Ground Lease”).
Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Lessee under and by virtue of the Ground Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Lessee under and by virtue of the Ground Lease on and after the date of this Assignment.
By executing this assignment, Assignee hereby accepts the assignment of and assumes the Lessee’s obligations set forth in the Ground Lease from and after the date hereof.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2012, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR:        ASSIGNEE:
Setzer Properties PKB, LLC

By:         By
Name:         Name:
Title:         Title:

EXHIBIT C
FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE AND GUARANTY
______________________________ ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease dated _________________________________, between Assignor and _____________________________ (as amended from time to time, the “Lease”), including any and all security deposits under the Lease. [together with all of Assignor’s right, title and interest in and to that certain Guaranty of Lease dated _________________________________, between Assignor and _____________________________ (as amended from time to time, the “Guaranty”).]
Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Landlord under and by virtue of the Lease on and after the date of this Assignment.
IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2011, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR:
_______________________________

By:	Name: Title:

ASSIGNEE:

_______________________________

By:	Name: Title:

EXHIBIT D
FORM OF BILL OF SALE
For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ______________________________, a ___________________________, having an address at ____________________________ (“Seller”), hereby bargains, sells, conveys and transfers to ____________________________ (“Buyer”), a _______________________________, all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located at __________________________.
Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.
IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2011
SELLER:

By:
Name:
Title:

EXHIBIT E
FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES
THIS ASSIGNMENT, made as of the ___ day of ________, 2011 by _________________, a __________________________ (“Assignor”), to _____________________________, a __________________________________________(“Assignee”).
W I T N E S S E T H:
WHEREAS, by Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of ________, 2011, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ________________________ (the “Property”); and
WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property (collectively, the “Contracts”).
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts, to the extent assignable. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.
This Assignment shall be governed by the laws of the State of _____________, applicable to agreements made and to be performed entirely within said State.
IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.
ASSIGNOR:

a

By:
Name:
Title:

EXHIBIT F
[To use estoppel attached to lease]
FORM OF TENANT ESTOPPEL
The undersigned hereby certifies to American Realty Capital II, LLC and ARC 001, LLC (“Buyer”), ___________________ (“Lender”) and their respective successors and assigns as follows:
1.    The undersigned is the tenant under that certain [Lease Agreement] dated as of _________ __, ____, [as amended by [insert any modifications to Lease] ([collectively,] the “Lease”) by and between _________________________ (“Landlord”) and _________________________ (“Tenant”), pursuant to which Tenant leases that real property located at _________________________________________ (the “Premises”).
2.    Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.
3.    The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.
4.    Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.
5.    The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__. The Rent Commencement Date was __________ __, ____. Tenant has accepted possession of the Premises and is open for business. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.
6.    Tenant has no outstanding options or rights to renew or extend the term of the Lease. Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof and/or the land on which the Premises are situated, or rights of first offer to lease with respect to all or any part of the Premises.
7.    The [Base Annual Rent] payable under the Lease is $____________ ($_________ monthly). Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows: (a) from ___________, 20__ to and including ______________, 20__, the Base Annual Rent shall be $_______ ($_______ monthly), (b) from ___________, 20___ to and including ____________, 20___ the Base Annual Rent shall be $________ ($________

monthly); [and from __________, 20__ to and including __________, 20___ the fixed annual minimum rent shall be $_________ ($__________ monthly)]. Such rent has been paid through and including the month of ____________, 200_. Additional rent under the Lease has been paid through and including the month of __________, 200_. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.
8.    Tenant's security deposit, if any, is $_________________ (if none, please state “none”).
9.    No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.
10.    (a)    All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.
(b)    Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.
11.    The undersigned is duly authorized to execute this Certificate on behalf of Tenant.
Dated: ____________, 2011
TENANT:
____________________, a ________________
By:______________
Name:
Title:

EXHIBIT G1
[Use same form as in Springfield transaction]
GUARANTOR ESTOPPEL CERTIFICATE
The undersigned hereby certifies to American Realty Capital II, LLC and ARC 001, LLC (“Buyer”), ___________________ (“Lender”) and their respective successors and assigns as follows:
1.    The undersigned (“Guarantor”) is the guarantor of that certain [Lease Agreement] dated as of _____________ __, ____, as amended by [insert amendments] ([collectively,] the “Lease”) by and between ________________________ (“Landlord”) and __________________________ (“Tenant”), pursuant to which Tenant leases from Landlord the land and building located at _______________________________, as more particularly described in the Lease (the “Premises”). Such guaranty is made pursuant to that certain Guarantee dated as of ________ __, ____ (the “Guaranty”) from Guarantor to Landlord.
2.    The Guaranty has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.
3.    The Guaranty is valid and in full force and effect on the date hereof.
4.    No voluntary actions or, to Guarantor’s best knowledge, involuntary actions are pending against Guarantor under the bankruptcy laws of the United States or any state thereof.
5.    This Certificate is delivered to induce Buyer to acquire the Premises and Lender to provide financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate.
The undersigned is duly authorized to execute this Certificate on behalf of Guarantor.
Dated: ____________, 2011
GUARANTOR:

______________, a ___________________

By:
Name:
Title:

EXHIBIT G2
[Subject to review by Ground Lessor]
GROUND LESSOR ESTOPPEL CERTIFICATE
(“Estoppel”)

____________________ ___, 2011

______________________________ (“Purchaser”)
106 York Road
Jenkintown, PA 19046

Re:    ___________________________as more particularly described on
        Exhibit A (the “Property”)

Ladies and Gentlemen:

The undersigned, _______________ (together with its successors and assigns, “Lessor”), as Lessor under that certain ground lease dated __________________ between Lessor and ______________ (together with its successors and assigns, “Ground Tenant”) (as amended, supplemented and/or modified from time to time, the “Lease”) which covers a portion of the Property therein described (the “Premises”), hereby warrants, represents, agrees and certifies to Purchaser and any lender, mortgagee or beneficiary under a deed of trust, and their successors and assigns as follows, as of the date hereof:

1.
Lessor is the fee owner of the Property. No third party has an option or preferential right to purchase all or any part of Lessor’s interest in the Premises. Lessor has not encumbered or mortgaged its fee interest in the Premises, except to ______________________. Ground Tenant is the tenant under the Lease and to the best of Lessor’s actual knowledge is the owner of the leasehold estate in the Premises.

2.	The Lease is in full force and effect. There are no other agreements other than the Lease, whether oral or written, between Ground Tenant and Lessor concerning the Premises or the Property.

3.	There have been no amendments, assignments or modifications of the Lease except as set forth on Exhibit B.

4.
The current rent payable under the Lease is $____________ per annum, payable in _____ installments, and has been paid in full through ______________. The monthly common area or other charges are $___________. No rent or other charge due from Ground Tenant to Lessor is overdue.

5.
The term of the Lease commenced on _____________ and expires on ______________, subject to the right to extend the term of the Lease for _____ additional periods of _____ years each (the “Term”). Lessor does not have a right of first refusal or right of first offer with respect to the Premises or the option to purchase the Premises at any time during the term of the Lease.

6.
Lessor has not delivered or received any notices of default under the Lease; there is no default by Ground Tenant or Lessor under the Lease, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a default thereunder. Lessor has no actual knowledge of any claims by others against Ground Tenant relating to the Premises or the use thereof.

7.
Any improvements required by the terms of the Lease to be made by Ground Tenant have been completed to the satisfaction of Lessor and any improvements required by the terms of the Lease to be made by Lessor have been completed to the satisfaction of Ground Tenant. Ground Tenant’s current use and operation of the Premises complies with any use covenants or operating requirements contained in the Lease and all applicable laws. Lessor has not received written notice of any pending eminent domain proceedings or other governmental actions or any judicial actions of any kind against Lessor’s interest in the Premises.

8.
Lessor’s consent is not required for Ground Tenant to grant a mortgage or deed of trust on Ground Tenant’s interest in the Lease (a “Leasehold Mortgage” and the holder of a Leasehold Mortgage, its successors and assigns, the “Leasehold Mortgagee”). In the event of any inconsistency between the terms of the Lease and this paragraph 8, the terms of this paragraph 8 shall govern. Lessor acknowledges that the Leasehold Mortgagee upon closing of the Leasehold Mortgage shall be a beneficiary of the rights granted to any leasehold mortgagee in the Lease and shall have the right to contractually enforce such rights against Lessor and its successors and assigns in accordance with the terms of the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Estoppel to be executed as of the day and year first above written.
LESSOR:

By:________________________
Name:
Title

EXHIBIT H
FORM OF NOTICE TO TENANT
TO:    [Tenant]

Re:    Notice of Change of Ownership of ______________________________
Ladies and Gentlemen:
YOU ARE HEREBY NOTIFIED AS FOLLOWS:
That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.
Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.
Very truly yours,
[PRIOR LANDLORD)

By:
Name:
Title:

EXHIBIT I

EXHIBIT J
LETTER OF WARRANTY
___________ __, 2011
[name of Landlord]
[name of Tenant]
Re:    ____________________________, Store No. (the “Project”)
____________ (“Contractor”) hereby guarantees to _____________, its successors and assigns (“Landlord”) all work performed by it or any subcontractor on the Project to be structurally sound, constructed in accordance with applicable law, the plans prepared by ______________ (the “Architect”) and the [identify any tenant specifications] (the “Tenant Specifications”) and that all materials and equipment furnished by it or any subcontractor and work performed by it or any subcontractor on the Project shall be free from defects in materials and workmanship (collectively, the “Work”) for the greater of (a) one year after the date ________________ (“Tenant”) accepts possession of the Project (the “Warranty Commencement Date") (except that such warranties shall survive for the first three (3) years after the Warranty Commencement Date as to defective conditions (including without limitation, conditions which do not comply with the Tenant Specifications or applicable law) which could not be discovered by Landlord or Tenant in the exercise of reasonable care within one (1) year after the Warranty Commencement Date) or (b) any time periods set forth in the Tenant Specifications, and that there shall be no structural movement resulting from the failure of Contractor causing damage to any portion of any structure on the Project. All subcontractors’ guaranties and any warranties therein specified shall be underwritten by Contractor who shall obtain and deliver the same to Landlord before the Work will be deemed finished and accepted. Contractor's warranties as set forth in this contract shall be assignable to Tenant, any other tenant of the project, as applicable and/or any successor Landlord of the Project. If any such damage should occur during any guaranty period, or if there shall be any defect in the work, Contractor will make all necessary repairs, in the judgment of Architect, to the work without further costs to Landlord, and shall promptly reimburse Landlord for consequential damages, if any, suffered as a result of the defect or the settling or structural movement. If such repairs are not completed within seven (7) days following notification to the Contractor of the need for repairs, or, in the event of an emergency, 24 hours following such notification, or, if additional time is requested by Contractor, within such reasonable time as is allowed by Architect, Landlord shall have the right to have the repair work done by another reputable contractor to be chosen by Landlord and Contractor promptly shall reimburse Landlord for the full cost thereof, plus interest at the rate of fifteen percent (15%) per annum upon billing. The provisions of this Letter of Warranty shall survive the completion of the Work.
[NAME OF CONTRACTOR]
By:____________________
Name:
Title: